Exhibit 10.2

Execution Copy

STOCK REPURCHASE AGREEMENT

THIS STOCK REPURCHASE AGREEMENT (this “Agreement”) is entered into as of August 8, 2012 by and between Dunkin’ Brands Group, Inc., a Delaware corporation (the “Company”) and each of the entities identified on Schedule 1 hereto (each a “Seller” and collectively, the “Sellers”).

Background

A. The Sellers own in aggregate 36,727,837 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), and have agreed to transfer a portion of those shares to the Company on the terms and conditions set forth in this Agreement;

B. The Company has agreed to repurchase a portion of the shares of Common Stock held by the Sellers at the price and upon the terms and conditions provided in this Agreement (the “Repurchase”);

C. Promptly after the date hereof, the Sellers and the Company intend to commence an underwritten public offering (the “Public Offering”) of shares of Common Stock held by the Sellers (the “Underwritten Shares”);

D. Promptly after the date hereof, the Company intends to enter into an amendment to its senior credit facility to provide for an upsize in its term loan facility of approximately $400 million (the “Refinancing”). The Company intends to use the proceeds received from the Refinancing, together with cash on its balance sheet, as necessary, to complete the Repurchase;

E. The board of directors of the Company (the “Board”) has authorized a program to repurchase over a two-year period shares of Common Stock having an aggregate value of up to $500 million, from time to time in the open market or in privately negotiated transactions or a combination thereof as may be approved by the Board;

F. The Board formed a special committee of the Board (the “Special Committee”) comprised solely of independent directors to determine whether or not to authorize and to negotiate the terms of the Repurchase; and

G. The Special Committee has approved the Repurchase and related transactions that may be required in connection with the Repurchase.

THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

Agreement

1. Repurchase.

(a) Subject to the satisfaction of the conditions and to the terms set forth in paragraphs 1(b) and 1(c) below, the Sellers hereby agree to transfer, assign, sell, convey and deliver to the Company 100% of their right, title, and interest in and to a number of shares equal to the number of shares of Common Stock sold by the Sellers in the Public Offering (the “Repurchase Shares”). The per share purchase price for each Repurchase Share shall be equal to the per share price at which the Sellers sell the Underwritten Shares to the underwriters in the Public Offering (the “Per Share Purchase Price”). Notwithstanding the foregoing, in the event that the product of the Per Share Purchase Price and the aggregate number of Repurchase Shares (the “Aggregate Purchase Price”) is greater than $450 million, the number of Repurchase Shares shall be reduced to be equal to (i) $450 million divided by (ii) the Per Share Purchase Price, rounded down to the nearest whole share. At the Closing (as defined below), subject to the satisfaction of the conditions and to the terms set forth in paragraphs 1(b) and 1(c), each Seller, severally and not jointly, agrees to transfer, assign, sell, convey and deliver that number of Repurchase Shares equal to the number of shares sold by such Seller in the Public Offering (as adjusted to reflect any reduction in the aggregate number of Repurchase Shares in accordance with the immediately preceding sentence, which reduction, if any, shall be made amongst all Sellers on a Pro Rata Basis) to the Company, and the Company hereby agrees to purchase such Repurchase Shares from such Seller at the Per Share Purchase Price. “Pro Rata Basis” shall mean the relative number of shares being sold by the Seller in the Public Offering compared to the total shares to be sold by the Sellers in the Public Offering.

(b) A Seller may reduce the number of Repurchase Shares to be sold by such Seller hereunder by providing notice to the Company prior to the issuance by the Company of a press release announcing the Public Offering (which, for purposes of clarity would result in a reduction in the Repurchase Shares to be transferred by such Seller and in the aggregate Repurchase Shares delivered to, and aggregate Purchase Price to be paid by, the Company); provided, however, that in the event of such reduction, the number of Repurchase Shares to be sold by such Seller under this Agreement must be equal to the number of shares to be sold by such Seller in the Public Offering.

(c) The obligations of the Company to purchase the Repurchase Shares shall be subject to (i) the closing of the Public Offering pursuant to an underwriting agreement by and among the Company, the Sellers and the underwriters named therein (the “Underwriting Agreement”) no later than 10 business days from the date hereof, (ii) the receipt by the Special Committee of a fairness opinion from Houlihan Lokey Financial Advisors, Inc. no later than two business days after the execution of the Underwriting Agreement stating to the effect that the consideration to be paid by the Company to the Sellers for the Repurchase Shares pursuant to this Agreement is fair to the Company from a financial point of view, and (iii) the closing of the Refinancing (which the Company will use commercially reasonable efforts to consummate).

(d) The closing of the sale of the Repurchase Shares (the “Closing”) shall take place upon the same day as the closing of the Public Offering at the offices of the Company in Canton, Massachusetts, or at such other time and place as may be agreed upon by the Company and the Sellers. At the Closing, each Seller shall deliver to the Company or as instructed by the Company duly executed stock powers relating to the Repurchase Shares, as applicable, and the Company agrees to deliver to the Sellers the Aggregate Purchase Price by wire transfer of immediately available funds.

2. Company Representations. In connection with the transactions contemplated hereby, the Company represents and warrants to the Sellers that:

(a) The Company is a corporation duly organized and existing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(c) The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not impair in any material respect the consummation of the Company’s obligations hereunder or reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not impair in any material respect the consummation of the Company’s obligations hereunder or reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

3. Representations of the Sellers. In connection with the transactions contemplated hereby, each of the Sellers severally and not jointly represents and warrants to the Company that:

(a) Such Seller is duly organized and existing under the laws of its state of organization.

(b) All consents, approvals, authorizations and orders necessary for the execution and delivery by such Seller of this Agreement and for the sale and delivery of the Repurchase Shares to be sold by such Seller hereunder, have been obtained; and such Seller has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Repurchase Shares to be sold by such Seller hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Sellers’ obligations hereunder.

(c) This Agreement has been duly authorized, executed and delivered by such Seller and constitutes a valid and binding agreement of such Seller, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

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(d) The sale of the Repurchase Shares to be sold by such Seller hereunder and the compliance by such Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject, (ii) nor will such action result in any violation of the provisions of (x) any organizational or similar documents pursuant to which such Seller was formed or (y) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Seller or the property of such Seller; except in the case of clause (i) or clause (ii)(y), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Seller’s obligations hereunder.

(e) As of the date hereof and immediately prior to the delivery of the Repurchase Shares to the Company at the Closing, such Seller holds good and valid title to the Repurchase Shares or a securities entitlement in respect thereof, and holds, and will hold, such Repurchase Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Repurchase Shares (including by crediting to a securities account of the Company) and payment therefor pursuant hereto, assuming that the Company has no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), the Company will acquire good and valid title to the Repurchase Shares, free and clear of all liens, encumbrances, equities or claims, as well as a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Repurchase Shares purchased by the Company, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against the Company.

(f) Such Seller (either alone or together with its advisors) has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the Repurchase. Such Seller has had the opportunity to ask questions and receive answers concerning the terms and conditions of the Repurchase and the Repurchase Shares and has had full access to such other information concerning the Shares and the Company as it has requested. Such Seller has received all information that it believes is necessary or appropriate in connection with the Repurchase. Such Seller is an informed and sophisticated party and has engaged, to the extent such Seller deems appropriate, expert advisors experienced in the evaluation of transactions of the type contemplated hereby. Such Seller acknowledges that such Seller has not relied upon any express or implied representations or warranties of any nature made by or on behalf of the Company, whether or not any such representations, warranties or statements were made in writing or orally, except as expressly set forth for the benefit of such Seller in this Agreement.

4. Termination. This Agreement may be terminated at any time by the mutual written, consent of the Company and the Sellers. Furthermore, this Agreement shall automatically terminate and be of no further force and effect, in the event that (a) the Commencement of the Public Offering has not been publicly announced within 3 business days after the date hereof or (b) the conditions in paragraph 1(c) of this Agreement have not been satisfied within 10 business days after the date hereof.

5. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, or sent via a nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

To the Sellers:

At the address listed for each Seller on Schedule 1 hereto.

To the Company:

Dunkin’ Brands Group, Inc.

130 Royall Street

Canton, MA 02110

Attention: Richard J. Emmett

Facsimile No.: (781) 737-4360

Email Address: richard.emmett@dunkinbrands.com

With a copy to (which shall not constitute notice):

Abrams & Bayliss LLP

3

20 Montchanin Road, Suite 200

Wilmington, DE 19807

Attention: A. Thompson Bayliss

Facsimile: (302) 261-0292

Email Address: Bayliss@AbramsBayliss.com

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.

6. Miscellaneous.

(a) Survival of Representations and Warranties. All representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed, and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

(c) Complete Agreement. This Agreement and any other agreements ancillary thereto and executed and delivered on the date hereof embody the complete agreement and understanding between the parties and supersede and preempt any prior understandings, agreements, or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e) Assignment; Successors and Assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall bind and inure to the benefit of and be enforceable by the Sellers and the Company and their respective successors and permitted assigns. Any purported assignment not permitted under this paragraph shall be null and void.

(f) No Third Party Beneficiaries or Other Rights. This Agreement is for the sole benefit of the parties and their successors and permitted assigns and nothing herein express or implied shall give or shall be construed to confer any legal or equitable rights or remedies to any person other than the parties to this Agreement and such successors and permitted assigns.

(g) Governing Law; Jurisdiction. The Agreement and all disputes arising out of or related to this agreement (whether in contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of New York. EACH OF THE PARTIES TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT. Each of the parties (i) irrevocably submits to the personal jurisdiction of any state or federal court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding relating to or arising out of, under or in connection with this Agreement, (ii) agrees that all claims in respect of such suit, action or proceeding, whether arising under contract, tort or otherwise, shall be brought, heard and determined exclusively in the Delaware Court of Chancery (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in any other state or federal court sitting in Wilmington, Delaware), (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, and (iv) agrees not to bring any action or proceeding relating to or arising out of, under or in connection with this Agreement or the Company’s business or affairs in any other court, tribunal, forum or proceeding. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding brought in accordance with this paragraph. Each of the parties agrees that service of any process, summons, notice or document by U.S. registered mail to its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in accordance with this paragraph, provided that nothing in the foregoing sentence shall affect the right of any party to serve legal process in any other manner permitted by law.

(h) Mutuality of Drafting. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of the Agreement.

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(i) Remedies. The parties hereto agree and acknowledge that money damages will not be an adequate remedy for any breach of the provisions of this Agreement, that any breach of the provisions of this Agreement shall cause the other parties irreparable harm, and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance or other injunctive relief in order to enforce, or prevent any violations of, the provisions of this Agreement.

(j) Amendment and Waiver. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Sellers and the Company. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement, nor shall any waiver constitute a continuing waiver. Moreover, no failure by any party to insist upon strict performance of any of the provisions of this Agreement or to exercise any right or remedy arising out of a breach thereof shall constitute a waiver of any other provisions or any other breaches of this Agreement.

(k) Further Assurances. Each of the Company and the Sellers shall execute and deliver such additional documents and instruments and shall take such further action as may be necessary or appropriate to effectuate fully the provisions of this Agreement.

(l) Expenses. Each of the Company and the Sellers shall bear their own expenses in connection with the drafting, negotiation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

[Signatures appear on following page.]

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IN WITNESS WHEREOF, the parties hereto have executed this Stock Repurchase Agreement as of the date first written above.

Company:

DUNKIN’ BRANDS GROUP, INC.

By:	/s/ Paul Carbone
Name:	Paul Carbone
Title:	Chief Financial Officer

[Signature Page to Stock Repurchase Agreement]

Sellers:

BAIN CAPITAL INTEGRAL INVESTORS 2006, LLC

By:	Bain Capital Investors, LLC
its administrative member

By:	/s/ Sean M. Doherty
Name:	Sean M. Doherty
Title:	Managing Director

BCIP TCV, LLC

By:	Bain Capital Investors, LLC, its administrative member

By:	/s/ Sean M. Doherty
Name:	Sean M. Doherty
Title:	Managing Director

BCIP ASSOCIATES-G

By:	Bain Capital Investors, LLC
its managing partner

By:	/s/ Sean M. Doherty
Name:	Sean M. Doherty
Title:	Managing Director

[Signature Page to Stock Repurchase Agreement]

CARLYLE PARTNERS IV, L.P.

By:	TC Group IV, L.P., its General Partner
By:	TC Group IV Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member
By:	TCG Holdings, L.L.C., its managing member

By:	/s/ Sandra Horbach
Name:	Sandra Horbach
Title:	Managing Director

CP IV COINVESTMENT, L.P.

By:	TC Group IV, L.P., its General Partner
By:	TC Group IV Managing GP, L.L.C., its General Partner
By:	TC Group, L.L.C., its sole member
By:	TCG Holdings, L.L.C., its managing member

By:	/s/ Sandra Horbach
Name:	Sandra Horbach
Title:	Managing Director

[Signature Page to Stock Repurchase Agreement]

THOMAS H. LEE EQUITY FUND V, L.P.

By:	THL Equity Advisors V, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

THOMAS H. LEE PARALLEL FUND V, L.P.

By:	THL Equity Advisors V, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

THOMAS H. LEE EQUITY (CAYMAN) FUND V, L.P.

By:	THL Equity Advisors V, LLC, its general partner
By:	Thomas H. Lee Partners, L.P., its sole member
By:	Thomas H. Lee Advisors, LLC, its general partner

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP

By:	THL Investment Management Corp., its General Partner

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY I LLC

By:	Putnam Investment Holdings, LLC, its managing member
By:	Putnam Investments, LLC, its managing member
By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

[Signature Page to Stock Repurchase Agreement]

PUTNAM INVESTMENTS EMPLOYEES’ SECURITIES COMPANY II LLC

By:	Putnam Investment Holdings, LLC, its managing member
By:	Putnam Investments, LLC, its managing member
By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

PUTNAM INVESTMENT HOLDINGS, LLC

By:	Putnam Investments, LLC,
its managing member
By:	Thomas H. Lee Advisors, LLC, its attorney-in-fact

By:	/s/ Todd M. Abbrecht
Name:	Todd M. Abbrecht
Title:	Managing Director

[Signature Page to Stock Repurchase Agreement]

Schedule 1

Entity	Address

Bain Capital Integral Investors 2006, LLC	c/o Bain Capital, LLC 200 Clarendon Street Boston, MA 02116

BCIP TCV, LLC	c/o Bain Capital, LLC 200 Clarendon Street Boston, MA 02116

BCIP Associates-G	c/o Bain Capital, LLC 200 Clarendon Street Boston, MA 02116

Carlyle Partners IV, L.P.	c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W. Suite 220 South Washington, DC 20004-2505

CP IV Coinvestment, L.P.	c/o The Carlyle Group 1001 Pennsylvania Avenue, N.W. Suite 220 South Washington, DC 20004-2505

Thomas H. Lee Equity Fund V, L.P.	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110

Thomas H. Lee Parallel Fund V, L.P.	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110

Thomas H. Lee Equity (Cayman) Fund V, L.P.	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110

Thomas H. Lee Investors Limited Partnership	c/o Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Boston, MA 02110

Putnam Investments Employees’ Securities Company I LLC	c/o Putnam Investment, Inc. 1 Post Office Square Boston, MA 02109

Putnam Investments Employees’ Securities Company II LLC	c/o Putnam Investment, Inc. 1 Post Office Square Boston, MA 02109

Putnam Investment Holdings, LLC	c/o Putnam Investment, Inc. 1 Post Office Square Boston, MA 02109

[Schedule 1 to Stock Repurchase Agreement]